Exhibit 2.1

CONFIDENTIAL
EXECUTION COPY

AMENDMENT NO. 1
to
AGREEMENT AND PLAN OF MERGER
among
LIBERTY GLOBAL, INC.,
LIBERTY GLOBAL CORPORATION LIMITED,
LYNX US MERGERCO 1 LLC,
LYNX US MERGERCO 2 LLC,
VIPER US MERGERCO 1 LLC,
VIPER US MERGERCO 2 LLC
and
VIRGIN MEDIA INC.
Amendment dated as of March 6, 2013

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER
This AMENDMENT NO. 1, dated as of March 6, 2013 (this “Amendment”), to the Agreement and Plan of Merger, dated as of February 5, 2013 (the “Original Agreement”), is by and among Liberty Global, Inc., a Delaware corporation (“Parent”), Liberty Global Corporation Limited, a private limited company incorporated under English law and wholly-owned Subsidiary of Parent (formerly named Lynx Europe Limited), (“UK Holdco”), Lynx US MergerCo 1 LLC, a Delaware limited liability company and wholly-owned Subsidiary of Parent (“Lynx Merger Sub 1”), Lynx US MergerCo 2 LLC, a Delaware limited liability company and wholly-owned Subsidiary of Lynx Merger Sub 1 (“Lynx Merger Sub 2”), Viper US MergerCo 1 LLC, a Delaware limited liability company and indirectly wholly-owned Subsidiary of UK Holdco (“Viper Merger Sub 1”), Viper US MergerCo 2 LLC, a Delaware limited liability company and wholly-owned Subsidiary of Viper Merger Sub 1 (“Viper Merger Sub 2”, and, together with Lynx Merger Sub 1, Lynx Merger Sub 2 and Viper Merger Sub 1, the “Merger Subs”), and Virgin Media Inc., a Delaware corporation (the “Company”).
RECITALS
WHEREAS, the parties to the Original Agreement desire to amend certain terms of the Original Agreement as described herein; and
WHEREAS, all capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Original Agreement.
NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:
1.Amendment to Section 2.5(a)(i).

(a)The 4th sentence of Section 2.5(a)(i) of the Original Agreement shall be amended and restated as follows:

Except as specifically provided in the preceding sentences, each Converted Company Option shall continue to be governed by the same terms and conditions as were applicable to that Company Option immediately prior to the First Viper Effective Time (including any provisions regarding the acceleration of vesting in the event of a change in control) except that (A) in the event of an Involuntary Termination occurring on or prior to December 31, 2014, the Converted Company Option will terminate on the earlier of the first business day following expiration of the Special Termination Period and the original term of the Company Option, and (B) with respect to any Company Option granted prior to January 1, 2013, the Converted Company Option shall provide for accelerated vesting on an Involuntary Termination occurring on or prior to December 31, 2014.
(b)A new sentence is added to the end of Section 2.5(a)(i) as follows:

For purposes of this Section 2.5, the “Special Termination Period” is the period of time beginning on the date of the participant's Involuntary Termination and continuing for the number of days that is equal to the sum of (1) 90, plus (2) 180 multiplied by the participant's total years of continuous service, determined in accordance with Section 5.10(b) of this Agreement, provided that the Special Termination Period will in any event expire on the second anniversary of the date of the participant's Involuntary Termination.
2.Amendment of Section 2.5(c)(iii).

(a)The 1st sentence of Section 2.5(c)(iii) of the Original Agreement shall be amended by deleting the words “; provided, however, that the vesting of the LTIP Shares shall accelerate on an Involuntary Termination occurring on or prior to December 31, 2014”.

(b)The 2nd sentence of Section 2.5(c)(iii) of the Original Agreement shall be amended by deleting the words “and shall provide for accelerated vesting on an Involuntary Termination occurring on or prior to December 31, 2014”.

3.Representations and Warranties.

(a)Each party hereby represents and warrants to the other parties hereto that (i) it has the requisite corporate or limited liability company power and authority to execute and deliver this Amendment, to perform its obligations hereunder and to consummate the transactions contemplated hereby; (ii) the execution and delivery of this Amendment and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or limited liability company action on the part of it, and no other proceedings on the part of it are necessary to authorize this Amendment or to consummate the transactions contemplated hereby; and (iii) this Amendment has been duly and validly executed and delivered by it and, assuming the due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a valid and binding agreement of it (subject to the Enforceability Exception).

(b)Parent hereby represents and warrants to the Company that Dr. Malone has previously approved the modifications, amendments, supplements and/or waivers to the Original Agreement contemplated by this Amendment.

4.Amendment or Supplement. Subject to applicable Law and the rules of Nasdaq, this Amendment may be amended, modified or supplemented by the parties by action taken or authorized by their respective boards of directors at any time prior to the earlier of First Viper Effective Time and the First Lynx Effective Time, whether before or after the Company Stockholder Approval and/or Parent Stockholder Approval has been obtained. This Amendment may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of Parent and the Company (and any such amendment shall be binding on all parties hereto).

5.Interpretation. When a reference is made in this Amendment to a Section, such reference shall be to a Section of this Amendment unless otherwise indicated. The headings contained in this Amendment are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment. All words used in this Amendment will be construed to be of such gender or number as the circumstances require. The word “including” and words of similar import when used in this Amendment will mean “including, without limitation,” unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment.

6.No Third Party Beneficiaries. Nothing in this Amendment, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Amendment.

7.Governing Law. This Amendment and all disputes or controversies arising out of or relating to this Amendment or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of Laws principles of the State of Delaware.

8.Assignment; Successors. Neither this Amendment nor any of the rights, interests or obligations under this Amendment may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Amendment will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

9.Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible and the relevant provision may be given effect to the fullest extent consistent with applicable Law.

10.Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 10.

11.Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

12.Facsimile or PDF Signature. This Amendment may be executed by facsimile signature or by emailed portable document format (.pdf) file signature and a facsimile or .pdf signature shall constitute an original for all purposes.

13.No Presumption Against Drafting Party. Each of Parent, UK Holdco, each of the Merger Subs and the Company acknowledges that each party to this Amendment has been represented by counsel in connection with this Amendment and the transactions contemplated by this Amendment. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Amendment against the drafting party has no application and is expressly waived.

14.Remainder of the Original Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Original Agreement, all of which shall continue to be in full force and effect. Unless the context otherwise requires, after the execution and delivery hereof, any reference to the Agreement shall mean the Original Agreement as amended hereby.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.
LIBERTY GLOBAL, INC.

By: Authorized Signatory

Name: Authorized Signatory
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO MERGER AGREEMENT]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.
LIBERTY GLOBAL CORPORATION LIMITED

By: Authorized Signatory

Name: Authorized Signatory
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO MERGER AGREEMENT]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

LYNX US MERGERCO 1 LLC

By:    LIBERTY GLOBAL, INC.,
its sole member and manager

By: Authorized Signatory

Name: Authorized Signatory
Title:    EVP & Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO MERGER AGREEMENT]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

LYNX US MERGERCO 2 LLC

By:    LYNX US MERGERCO 1 LLC,
its sole member and manager

By:    LIBERTY GLOBAL, INC.,
its sole member and manager

By: Authorized Signatory

Name: Authorized Signatory
Title:    EVP & Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO MERGER AGREEMENT]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.
VIPER US MERGERCO 1 LLC

By:    LYNX EUROPE 2 LIMITED,
its sole member and manager

By: Authorized Signatory

Name: Authorized Signatory
Title:    Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO MERGER AGREEMENT]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.
VIPER US MERGERCO 2 LLC

By:    VIPER US MERGERCO LLC,
its sole member and manager

By:    LYNX EUROPE 2 LIMITED,
its sole member and manager

By: Authorized Signatory

Name: Authorized Signatory
Title:    Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO MERGER AGREEMENT]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.
VIRGIN MEDIA INC.

By: Authorized Signatory

Name: Authorized Signatory
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO MERGER AGREEMENT]